EXHIBIT 99.2

Unaudited Pro Forma Condensed Combined Financial Information

On August 18, 2021, Rekor Systems, Inc. (the “Company”) entered into that certain share purchase agreement (the “Purchase Agreement”) by and among the Company, Waycare Technologies Ltd. (“Waycare”), the sellers of Waycare named in the Purchase Agreement (the “Sellers”), and Shareholder Representative Services LLC, solely in its capacity as the representative of the Sellers, pursuant to which the Company acquired 100% of the issued and outstanding capital stock of Waycare from the Sellers (the “Acquisition”).

The following unaudited pro forma condensed combined financial information presents the historical consolidated balance sheet and statements of operations of the Company and the historical balance sheet and statements of operations of Waycare, adjusted to reflect the Acquisition as of June 30, 2021 and January 1, 2020, respectively. The historical financial statements of the Company and Waycare were prepared in accordance with accounting principals generally accepted in the United States of America ("U.S. GAAP"). The unaudited pro forma condensed combined financial information is presented in accordance with the rules specified by Article 11 of Regulation S-X promulgated by the Securities and Exchange Commission (“SEC”) and has been prepared using the assumptions described in the notes thereto. The following unaudited pro forma condensed combined balance sheet and statements of operations are provided for informational purposes only. The unaudited pro forma condensed combined statements of operations are not necessarily indicative of the Company’s historical or future results of operations or financial condition had the Acquisition been completed on the date indicated. In addition, the unaudited pro forma condensed combined balance sheet and statements of operations do not purport to project the future financial position or operating results of the combined company. The unaudited pro forma condensed combined balance sheet as of June 30, 2021 is presented as if the Acquisition had occurred on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 are presented as if the Acquisition had occurred on January 1, 2020.

The unaudited pro forma condensed combined financial information should be read in conjunction with the Company’s historical consolidated financial statements and their accompanying notes presented in its Annual Report on Form 10-K for the year ended December 31, 2020 and its Quarterly Report on Form 10-Q for the six months ended June 30, 2021, as well as the audited consolidated financial statements of Waycare for the year ended December 31, 2020 and the unaudited interim financial statements as of and for the six months ended June 30, 2021 included as Exhibit 99.1 to this Amendment No. 2 of the Current Report on Form 8-K.

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Rekor Systems, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Balance Sheet

(Dollars in thousands, except share amounts)

	Historical
	Rekor Systems, Inc.	Waycare Technologies, Ltd.	Pro Forma		Pro Forma Condensed Combined with Waycare
	June 30, 2021		Adjustments	Notes	June 30, 2021
ASSETS
Current assets
Cash and cash equivalents	$69,032	$903	$(40,813)	(A)	$29,122
Restricted cash and cash equivalents	856	88	-		944
Short-term investments	12,998	-	-		12,998
Accounts receivable, net	1,996	1,280	-		3,276
Inventory	1,357	-	-		1,357
Note receivable, current portion	340	-	-		340
Other current assets, net	1,267	145	-		1,412
Total current assets	87,846	2,416	(40,813)		49,449
Long-term assets					-
Property and equipment, net	1,564	70	-		1,634
Right-of-use lease assets, net	277	-	96	(B)	373
Goodwill	6,336	-	13,676	(D)	20,012
Intangible assets, net	6,224	-	59,459	(D)	65,683
Note receivable, long-term	1,190	-	-		1,190
SAFE investment	1,000	-	-		1,000
Other long-term assets	127	-	-		127
Total long-term assets	16,718	70	73,231		90,019
Total assets	$104,564	$2,486	$32,418		$139,468
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$4,130	$796	$1,249	(J)	$6,175
Notes payable, current portion	990	-	-		990
Loan payable, current portion	911	600	(600)	(E)	911
Lease liability, short-term	142	-	82	(B)	224
Contract liabilities	1,782	49	-		1,831
Current liabilities of discontinued operations	129	-	-		129
Total current liabilities	8,084	1,445	731		10,260
Long-term Liabilities
Loan payable, long-term	55	800	(800)	(E)	55
Lease liability, long-term	144	-	14	(B)	158
Contract liabilities, long-term	1,077	-	-		1,077
Deferred tax liability, long-term	31	-	13,676	(C)	13,707
Other long-term liabilities	-	-	-		-
Total long-term liabilities	1,307	800	12,890		14,997
Total liabilities	9,391	2,245	13,621		25,257
Convertible preferred shares	-	9,625	(9,625)	(H)
Commitments and contingencies
Stockholders' equity
Common stock, $0.0001 par value; authorized; 100,000,000 shares	4	3	(3)	(H)	4
	-	-	-	(F)	-
Treasury stock	(319)	-	-		(319)
Additional paid-in capital	148,754	1,008	(1,008)	(H)	148,754
	-	-	20,287	(F)	20,287
Accumulated other comprehensive income	3	-	-		3
Accumulated deficit	(53,269)	(10,395)	10,395	(H)	(53,269)
	-	-	(1,249)	(J)	(1,249)
Total stockholders’ equity	95,173	(9,384)	28,422		114,211
Total liabilities and stockholders’ equity	$104,564	$2,486	$32,418		$139,468

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

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Rekor Systems, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2020

(Dollars in thousands, except share amounts)

	Historical
	Rekor Systems, Inc.	Waycare Technologies, Ltd.			Pro Forma Condensed Combined with Waycare
	Year ended December 31, 2020		Pro Forma Adjustments	Notes	Year ended December 31, 2020
Revenue	$9,234	$2,034	$-		$11,268
Cost of revenue	3,533	709	8,494	(D)	12,736
Gross profit	5,701	1,325	(8,494)		(1,468)

Operating expenses:
General and administrative expenses	12,117	1,216	1,405	(I)	14,738
Selling and marketing expenses	2,247	942	-		3,189
Research and development expenses	3,185	2,842	-		6,027
Operating expenses	17,549	5,000	1,405		23,954

Loss from operations	(11,848)	(3,675)	(9,899)		(25,422)
Other income (expense):
Loss on extinguishment of debt	(3,281)	-	-		(3,281)
Interest expense	(2,503)	-	-		(2,503)
Other income (expense)	62	(28)	-		34
Gain on sale of business	3,631	-	-		3,631
Total other expense	(2,091)	(28)	-		(2,119)
Loss before income taxes	(13,939)	(3,703)	(9,899)		(27,541)
Income tax provision	(23)	(22)	-		(45)
Equity in loss of investee	-	-	-		-
Net loss from continuing operations	(13,962)	(3,725)	(9,899)		(27,586)
Net loss from discontinued operations	(220)	-	-		(220)
Net loss	(14,182)	(3,725)	(9,899)		(27,806)
Comprehensive loss:
Net loss from continuing operations	(13,962)	(3,725)	(9,899)		(27,586)
Change in unrealized gain on short-term investments	-	-	-		-
Total comprehensive loss from continuing operations	(13,962)	(3,725)	(9,899)		(27,586)
Total comprehensive loss	$(14,182)	$(3,725)	$(9,899)		$(27,806)
Loss per common share from continuing operations - basic and diluted	(0.63)				(1.07)
Loss per common share discontinued operations - basic and diluted	(0.01)				(0.01)
Loss per common share - basic and diluted	$(0.64)				$(1.08)

Weighted average shares outstanding
Basic and diluted	24,192,680		2,784,474	(F)	26,977,154

 The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

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Rekor Systems, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months ended June 30, 2021

(Dollars in thousands, except share amounts)

	Historical
	Rekor Systems, Inc.	Waycare Technologies, Ltd.			Pro Forma Condensed Combined with Waycare
	Six Months ended June 30, 2021		Pro Forma Adjustments	Notes	Six Months ended June 30, 2021
Revenue	$8,491	$1,727	$-		$10,218
Cost of revenue	3,394	622	4,247	(D)	8,263
Gross profit	5,097	1,105	(4,247)		1,955

Operating expenses:
General and administrative expenses	10,427	687	702	(I)	11,816
Selling and marketing expenses	1,920	438	-		2,358
Research and development expenses	2,741	1,434	-		4,175
Operating expenses	15,088	2,559	702		18,349

Loss from operations	(9,991)	(1,454)	(4,949)		(16,394)
Other income (expense):
Interest expense	(50)	(8)	8	(K)	(50)
Other income (expense)	34	(8)	-		26
Total other income (expense)	(16)	(16)	8		(24)
Loss before income taxes	(10,007)	(1,470)	(4,941)		(16,418)
Income tax provision	(7)	(1)	-		(8)
Equity in loss of investee	(150)	-	-		(150)
Net loss from continuing operations	(10,164)	(1,471)	(4,941)		(16,576)
Net loss from discontinued operations	(4)	-	-		(4)
Net loss	(10,168)	(1,471)	(4,941)		(16,580)
Comprehensive loss:
Net loss from continuing operations	(10,164)	-	(4,941)		(16,576)
Change in unrealized gain on short-term investments	4	-	-		4
Total comprehensive loss from continuing operations	(10,160)	(1,471)	(4,941)		(16,572)
Total comprehensive loss	$(10,164)	$(1,471)	$(4,941)		$(16,576)
Loss per common share from continuing operations - basic and diluted	(0.27)				(0.41)
Loss per common share discontinued operations - basic and diluted	-				-
Loss per common share - basic and diluted	$(0.27)				$(0.41)

Weighted average shares outstanding
Basic and diluted	37,657,471		2,784,474	(F)	40,441,945
	-		228,749	(G)	228,749

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

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Rekor Systems, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

NOTE 1 – BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial statements were prepared in accordance with U.S. GAAP and pursuant to the rules and regulations of SEC Regulation S-X and present the pro forma financial position and results of operations of the combined companies based upon the historical data of the Company and Waycare, after giving effect to the Acquisition and pro forma adjustments as described in these notes. The Acquisition was accounted for as a business combination in accordance with the guidance contained in the Financial Accounting Standards Board’s Accounting Standards Codification ASC Topic 805, Business Combinations (“ASC 805”).

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The transaction accounting adjustments consist of those necessary to account for the transaction. The unaudited pro forma condensed combined balance sheet as of June 30, 2021 is presented as if the Acquisition had occurred on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 are presented as if the Acquisition had occurred on January 1, 2020.

The unaudited pro forma combined financial information also reflects reclassification adjustments to certain financial statement captions included in Waycare’s historical consolidated financial statements to align with the corresponding financial statement captions included in the Company’s historical presentation. The reclassifications had no impact on the historical results of operations, net loss, total assets, total liabilities, or total stockholders' equity reported by the Company or Waycare. This information has been prepared in accordance with Article 11 of Regulation S-X, and is for informational purposes only and is subject to a number of uncertainties and assumptions as described in the accompanying notes.

The historical consolidated financial statements of the Company and Waycare are prepared in accordance with U.S. GAAP and are shown in U.S. dollars. Dollar amounts, except per share data, in the notes to the unaudited condensed combined financial statements are rounded to the closest $1,000.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or operating results that would have been achieved had the Acquisition been completed as of the dates indicated above.

NOTE 2 – PRELIMINARY PURCHASE PRICE ALLOCATION

The table below summarizes the allocation of the purchase price to the tangible and intangible assets acquired and liabilities assumed based on management’s preliminary estimates of their respective fair values for purposes of the pro forma financial information as of the acquisition date, August 18, 2021 (dollars in thousands):

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Cash paid	$40,813
Common stock issued	20,287
Total Consideration	61,100
Assets
Cash and cash equivalents	44
Restricted cash and cash equivalents	89
Accounts receivable	389
Other current assets	267
Property and equipment	72
Intangible assets	60,674
Total assets acquired	61,535
Liabilities
Accounts payable and accrued expenses	399
Contract liabilities	36
Deferred tax liability, long-term	13,955
Total liabilities assumed	14,390
Fair value of identifiable net assets acquired	47,145
Goodwill	$13,955

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma condensed combined balance sheet and statement of operations. Due to the recent completion of the acquisition, the determination of the purchase price and the allocation of the purchase price used in the unaudited pro forma condensed combined financial information are based upon preliminary estimates, which are subject to change during the measurement period (up to one year from the acquisition date) as the Company finalizes the valuations of the assets acquired and liabilities assumed, including, but not limited accounts receivable, other current assets, property and equipment, intangible assets, accounts payable, and contract liabilities. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments.

NOTE 3 – PRO FORMA ADJUSTMENTS

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(A)	Cash and cash equivalents and Restricted cash and cash equivalents – Adjustment reflects $40,813,000 of cash paid as part of the closing of Waycare and the execution of the Purchase Agreement.

(B)	Adoption of ASC 842 - Adjustment to reflect the implementation of ASC 842, Leases, by Waycare to conform to the adoption date as a public business entity and the Company’s accounting policies.

(C)

Deferred tax liability, long-term - Adjustment reflects the addition of $13,676,000 of deferred tax liabilities resulting from purchase accounting adjustments, in particular, the step up in financial reporting basis of the intangible assets acquired. The Company's estimate for deferred taxes is preliminary and could be subject to material change based on the Company's further analysis of certain tax attributes acquired and as the Company finalizes other aspects of the allocation of the purchase price for this acquisition. This deferred tax liability was determined by multiplying the temporary differences between financial reporting and tax bases of the acquired assets by 23 percent, the 2021 corporate tax rate in Israel.

(D)	Goodwill and Intangible Assets - Adjustment reflects the preliminary estimated fair value of intangible assets of $59,459,000 and goodwill of $13,676,000 recognized upon the acquisition of Waycare.

As part of the preliminary valuation analysis, the Company identified intangible assets related to software intellectual property. The fair value of identifiable intangible assets is estimated primarily using the “income approach”, which requires a forecast of the expected future cash flows. Since the detailed valuation analysis of Waycare’s identifiable intangible assets has not been completed, the preliminary estimates of fair value will likely differ from final amounts the Company will calculate after completing a detailed valuation analysis.

The fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed are based on management’s estimates and assumptions.

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The following table presents the preliminary fair value of the identified intangible assets acquired at the date of acquisition and its estimated useful life (dollars in thousands):

			Amortization Expense
	Preliminary Value	Useful Life	Six Months ended June 30, 2021	Year ended December 31, 2020
Developed technology	$59,459	7 years	$4,247	$8,494
Total preliminary intangible assets subject to amortization	$59,459		$4,247	$8,494

The adjustment for amortization expense of the developed software is reflected as part of cost of revenue for the respective periods.

(E)

Loan Payable Long-term and Other Long-term Liabilities – In accordance with the Purchase Agreement, all of Waycare's outstanding loans payable were settled as of the closing date. This adjustment is meant to reflect the settlement of these liabilities.

(F)

Common Stock and Additional Paid in Capital – Adjustment reflects issuance of 2,784,474 shares of Rekor common stock valued at $20,287,000, as part of the consideration received as a result of the Purchase Agreement.

(G)	Common Stock – Adjustment reflects issuance of 228,749 shares of Rekor common stock as a result of the vesting the of RSU's issued.

(H)	Elimination of Waycare Equity – Adjustments reflect an elimination of the Waycare’s historical equity balances, including common stock.

(I)

General and Administrative Expense – Adjustment represents the net increase of certain executive compensation and benefits in connection with the employment agreement for the Waycare executive to become an officer of the Company, resulting in an increase in annual compensation concurrent with the acquisition. Additionally, the adjustment reflects the net increase in share-based compensation expenses as a result of the $5,000,000 RSU’s that were issued to Waycare employees and the retirement of Waycare’s stock options. A break of out the adjustment is as follows (dollars in thousands):

	Six Months ended June 30, 2021	Year ended December 31, 2020

Net increase in compensation expense	$70	$140
Net increase in share-based compensation expense	632	1,265
Total	$702	$1,405

(J)

Transaction Costs - Adjustment reflects the transaction costs incurred, or are expected to be incurred by Rekor or Waycare subsequent to June 30, 2021, which have not yet been included in the historical financial statements.

(K)	Interest Expense - Adjustment to eliminate Waycare’s interest expense as it was related to debt that was not transferred to the Company.

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